Pershing Gold Corporation Converts All Debt from Relief Canyon Mine Acquisition

NEW YORK, April 3, 2012 (GLOBE NEWSWIRE) -- Pershing Gold Corporation (OTCBB:PGLC.OB - News) (“Pershing” or the “Company”) announced that over $9 million of indebtedness and warrants issued in connection with the Relief Canyon Mine acquisition has been converted into shares of the Company’s Common Stock and Series D Preferred Stock.

Among the debt holders who converted into equity were Frost Gamma Investments, Platinum Long Term Growth LLC, and Lakewood Group LLC.  In addition, Pershing raised $1,505,000 by selling shares of its Common Stock to accredited investors pursuant to subscription agreements at a purchase price of $0.35 per share.

Pershing director Barry Honig provided the following comment regarding the Company’s announcement, “Converting the debt resulting from the Relief Canyon Mine acquisition has been a priority for Pershing as we desired to strengthen the balance sheet and move forward with autonomy.  It has been a pleasure working with Mark Nordlicht and Mark Mueller from Platinum Long Term Growth LLC as they have proven to be great long term value added partners with Pershing since the very beginning.  Pershing would like to thank them for their assistance in working with us to help us carry out our vision.”

About Pershing Gold Corporation

Pershing Gold Exploration is a new gold exploration and development company focusing on acquiring, exploring, and developing gold deposits in Pershing County and elsewhere in Nevada. The Relief Canyon Mine in Pershing County is owned and operated by Gold Acquisition Corp., the Company's wholly owned subsidiary.

Legal Notice and Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein including the planned acquisition of certain properties from Victoria Gold and planned acquisition activities, and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects," "forecasts" or similar expressions, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others : inability to complete the planned acquisition of properties from Victoria Gold, inability to obtain external financing to fund planned exploration, unfavorable exploration results, inability to obtain permits required for its planned exploration and other activities, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; risks of junior exploration and pre-production activities; maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2011and  June 30, 2011 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, as amended by Amendment No.1 on Form 10-Q/A filed March 29, 2012, as further amended by Amendment No.2 on Form 10-Q/A filed March 30, 2012 and each subsequently filed Current Report on Form 8-K. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
Stephen D. Alfers
Executive Chairman, President and CEO
Phone Number:  720.974.7248
Email: Info@pershinggold.com
www.PershingGold.com